Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): May 13, 2003




                        Commission File Number:   0-30018



                             MERIDIAN HOLDINGS, INC.
             (Exact name of registrants specified in its charter)




               COLORADO                                 52-2133742

     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)


                         900 Wilshire Avenue, Suite 500
                          Los Angeles, California 90017
                       (213) 627-8878 Fax: (213) 627-9183



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)






















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ITEM  1.  Changes  in  Control  of  Registrant                  Not  Applicable

ITEM  2.  Acquisition  or  Disposition  of  Assets              Not  Applicable

ITEM  3.  Bankruptcy  or  Receivership                          Not  Applicable

ITEM  4.  Changes  in  Registrant's  Certifying  Accountant     Not  Applicable

ITEM  5.  Other  Materially  Important  Events                  Not  applicable

ITEM  6.  Resignation  of  Registrant's  Directors              Not  applicable

ITEM  7.    FINANCIAL  STATEMENTS  AND  EXHIBITS
     (a)    FINANCIAL  STATEMENTS  OF  BUSINESSES  ACQUIRED.            (None)
     (b)    EXHIBITS.

ITEM  8:  Change in Fiscal year                                 Not  Applicable

ITEM  9:  Regulation FD Disclosure

On  May 13, 2003,  the  registrant issued  a  press release   announcing that it
has retained A. G. Spencer for infusion of powerful ideas and introduction to new business partners for potential acquisition

EXHIBIT ITEM.     DESCRIPTION
------------     -------------

Exhibit 99.1 - Copy of the Press Release of May 13, 2003 announcing that it has retained A. G. Spencer for infusion of powerful ideas
                  and  introduction  to new  business  partners   for  potential
                  acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Meridian  Holdings,  Inc.
                                          (Registrant)

Date:  May 13, 2003                    By:/s/  Anthony  C.  Dike
                                      -------------------------
                                          Anthony  C.  Dike
                                 (Chairman, Chief Executive Officer)
























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EXHIBIT  99.1


FOR  IMMEDIATE  RELEASE:  Tuesday,  May   13,  2003


Meridian Retains A. G. Spencer For Infusion Of Powerful Ideas And Introduction To New Business Partners For Potential Acquisition

LOS ANGELES, May 13, 2003 Meridian Holdings, Inc. (OTC Bulletin Board: MRDH ), a health care services and technology company today announced that it has retained the global consulting services of A. G. Spencer Corporation (AGS) of San Francisco/Los Angeles to craft and execute winning value growth agendas.

AGS will assist the Company's management in determining the best strategy to increase shareholder value. The scope of services will include infusion of powerful ideas and introduction to new business partners for potential acquisition. In addition, AGS will help Meridian work through proven processes of value-driven business design to help identify breakthrough growth opportunities and design the businesses to capture them.

"Business design lifecycles are growing shorter and shorter, " stated Anthony C. Dike, MD, Chairman of Meridian Holdings. "So anticipating, then moving to capture, tomorrow's opportunities before today's have run their course have become critical strategic imperatives. True business design innovation involves far more than getting the 'right' answer and drafting a detailed blueprint. It also requires realizing the full profit potential of new insights, by executing quickly and deftly on the front lines of the marketplace. With the assistance of AGS, we look forward to put forth a high-impact value growth agenda with a carefully prioritized list of actions created to maximize shareholder value. "

"AGS looks at strategy from the 'outside in' finding strategic insight through a robust understanding of current and future customer priorities," stated Danny Lee, President & Chief Consulting Strategist of A. G. Spencer Corporation. "We harness thought leadership in key areas of business design innovation and organizational transformation to deliver breakthrough recommendations to clients. Our ever-growing clientele in a multitude of industries enhances AGS's capabilities and intellectual capital. We can thus draw on the complementary capabilities of both our clients and their relationships to get the job done for Meridian."

About  Meridian  Holdings,  Inc.

Meridian Holdings, Inc. is a Healthcare Services and Technology Company. Meridian's network of affiliated companies is designed to encourage maximum leverage of information technology, operational excellence, industry expertise, and synergistic business opportunities. Meridian is committed to building shareholder value by positioning affiliated companies as independent business entities in which Meridian shareholders enjoy equity participation. Learn more about the company and its affiliated entities, including CGI Communications Services, Inc. and InterCare DX, Inc. by visiting Meridian's web site at www.meho.com.

About A. G. Spencer Corporation

A. G. Spencer Corporation (AGS) is a multifaceted consulting firm with two powerful divisions along with being the Founding Partner and Operational
Management   of  GaeaCare  Syndicate  Partners  Inc.  The  consulting  division specializes in both private and publicly traded companies. AGS advisors have earned the title Entrepreneur-In-Residence. They are veteran turnaround executives with a broad base of experiences. They have learned the hard way and now they're leveraging those insights to help build robust businesses in virtually every marketplace. GaeaCare is a proactive environmental products and services corporation that intends to become a leading environmental cleanup, emergency response, and environmental remediation company by the use of new computer systems technology, sensor technology, communications technology, systems concepts and microbial environmental cleanup treatment to serve the Homeland Security and environmental industries.

NOTE: Statements in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Material that is forward-looking may contain statements about expected future events and/or financial results that are forward-looking in nature. Editors and investors are cautioned that such forward-looking statements invoke risk and uncertainties that may cause the company's results to differ from such forward-looking statements. These include, but are not limited to, economic, competitive, governmental, technological and other factors discussed in the statements and/or in the company's filings with the Securities and Exchange Commission.



                                      #  #  #

CONTACT:  Alexandra Campos, Investor Relations
          Meridian  Holdings, Inc.
          213-627-8878
          www.meho.com

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